EXHIBIT 32.1

WRITTEN STATEMENT

PURSUANT TO

18 U.S.C. SECTION 1350

Each of the undersigned, TOM KELLY, the CHIEF EXECUTIVE OFFICER, and IAN SUTTON, the VICE PRESIDENT AND CHIEF FINANCIAL OFFICER of AERCAP GLOBAL AVIATION TRUST (the “Company”), pursuant to 18 U.S.C. §1350, hereby certifies that:

(i)             the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015 (the “Report”) fully complies with the requirements of section 13(a) and 15(d) of the Securities Exchange Act of 1934; and

(ii)          the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2015	/s/ Tom Kelly
TOM KELLY

Dated: May 13, 2015	/s/ Ian Sutton
IAN SUTTON